Exhibit 10.1

AMENDMENT NUMBER 10 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NUMBER 10 TO MANAGEMENT AGREEMENT (the “Amendment") is made and entered into as of March 14, 2007 (the “Effective Date”), by and between Perini Corporation, a Massachusetts corporation ("Perini"), Tutor-Saliba Corporation, a California corporation ("Tutor-Saliba") and Ronald N. Tutor ("Tutor"), an individual and President of Tutor-Saliba (Perini, Tutor-Saliba and Tutor collectively, the "Parties").

RECITALS

WHEREAS, Perini, Tutor-Saliba and Tutor entered into a Management Agreement as of January 17, 1997 (the "Management Agreement"), whereby, among other things, Tutor-Saliba agreed to provide certain services of Tutor to Perini;

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties hereby agree as follows:

1.	Section 3(b) of the Management Agreement shall be amended in its entirety to read as follows:

(b)

Beginning on the Effective Date, Perini shall pay a fee to Tutor-Saliba at the rate of $1,000,000 per year, such amount to be paid in twelve equal monthly installments in arrears on the 15th of each month, or as the parties hereto shall otherwise agree in writing.

2.	Except as specifically amended herein, all other provisions of the Management Agreement as amended shall remain unchanged and in full force and effect.

3.	This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the parties hereto have caused a counterpart of this Amendment to be executed and delivered as of the date first above written by their duly authorized representatives.

PERINI CORPORATION By: /s/Robert Band Title: President & Chief Operating Officer Date: March 19, 2007

TUTOR-SALIBA CORPORATION By: /s/Ronald N. Tutor Title: Chairman & President Date: March 23, 2007

RONALD N. TUTOR By: /s/Ronald N. Tutor Date: March 23, 2007